UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 23, 2008
Platinum Underwriters Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Belvedere Building, 69 Pitts Bay Road
Pembroke, Bermuda		HM 08

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (441) 295-7195
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e)(i) Platinum Underwriters Holdings, Ltd. (the “Company”) entered into a new employment agreement with Michael D. Price, President and Chief Executive Officer of the Company, dated July 24, 2008 (the “Employment Agreement”), which superseded the employment agreement between the Company and Mr. Price dated August 4, 2004 and the amendment thereto dated February 21, 2007. The term of Mr. Price’s employment under the Employment Agreement will commence on August 1, 2008 and will end on July 31, 2011 (the “Term”).
     Pursuant to the Employment Agreement, Mr. Price will receive a base salary at an annual rate of $750,000 and he is eligible to receive an annual performance bonus pursuant to the terms of the Company’s Amended and Restated Annual Incentive Plan (“AIP”) with a target equal to $1,500,000. The actual annual bonus paid to Mr. Price will be equal to the target multiplied by the “Performance Bonus Multiplier” as defined in the AIP (the “Formula Bonus Amount”), provided that the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) in its sole discretion may reduce the actual annual bonus by an amount that is no greater than 20% of the Formula Bonus Amount. The Performance Bonus Multiplier is a percentage, ranging from 0% to 200%, depending upon the achievement of the performance goals relative to the performance criteria established by the Committee for all participants in the AIP.
     The Employment Agreement also provides that, on or prior to February 28 of each of 2009, 2010 and 2011, Mr. Price will receive an award under the Company’s Amended and Restated Executive Incentive Plan of that number of share units equal to $750,000 divided by the “Fair Market Value” (as defined in the 2006 Share Incentive Plan) of a common share of the Company on the date of grant, the payout of which is subject to the achievement by the Company of certain performance objectives over a three-year period (each, an “EIP Award”). Pursuant to the Employment Agreement, on August 1, 2008, Mr. Price will receive an award of 100,000 restricted common shares of the Company that will vest in three equal installments on July 31 of each of 2009, 2010 and 2011. The terms of this award are set forth in a restricted share award agreement between the Company and Mr. Price, substantially in the form attached to the Employment Agreement as Exhibit A. Mr. Price will not be eligible for additional equity awards during the Term except as otherwise provided in the Employment Agreement.
     Mr. Price will receive a monthly housing allowance of $40,000 and a monthly automobile allowance of $700, and he and his family will be reimbursed for first-class round trip travel to the United States on up to four occasions per year. The Company will reimburse Mr. Price up to a maximum of $50,000 for costs incurred in connection with his family’s relocation from Bermuda after the termination of his employment (other than a termination by the Company for “Cause” or by Mr. Price other than for “Good Reason,” as such terms are defined in the Employment Agreement).
     If Mr. Price’s employment is terminated by the Company without Cause or by Mr. Price for Good Reason, (i) he will receive a lump sum cash payment of $2,250,000 and a prorated annual bonus for the year in which such termination occurred, (ii) all of his unvested equity awards (other than his EIP Awards) will vest, and (iii) his EIP Awards will be prorated based on the performance of the Company through the fiscal quarter following termination. If Mr. Price’s employment is terminated by the Company for Cause or by Mr. Price other than for Good Reason, he will receive no further payments, compensation or benefits under the Employment Agreement, and all of his unvested equity awards (including his EIP Awards) and his entitlement to an annual bonus for the year in which such termination occurred will be forfeited. If Mr. Price’s employment is terminated due to his death or “Disability” (as defined in the Employment Agreement), all of his unvested equity awards (other than his EIP Awards) that would have vested within one year after such termination will vest, and his EIP Awards will be prorated based on the performance of the Company through the fiscal quarter following termination. If Mr. Price’s employment is terminated at the expiration of the Term, he will receive a prorated annual bonus for the year in which such termination occurred (subject to a reduction by the Committee in its sole discretion by no more than 20%), and if Mr. Price’s employment is terminated at or after the expiration of the Term, his EIP Awards will be prorated based on the performance of the Company through the fiscal quarter preceding termination. The foregoing termination payments are conditioned upon Mr. Price executing and honoring a release of claims substantially in the form attached to the Employment Agreement as Exhibit  B. Mr. Price is subject to certain restrictive covenants, including prohibitions against the solicitation or hiring of employees of the Company and competing with the Company for 24 months following any termination of employment.
     The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
     (ii) At its meeting on July 24, 2008, the Board, upon the recommendation of the Committee, approved the amendment and restatement of the following compensation plans of the Company: (i) Share Unit Plan for Nonemployee Directors, (ii) Employee Severance Plan, (iii) Change in Control Severance Plan, (vi) Amended and Restated Executive Incentive Plan, and (v) Executive Bonus Deferral Plan (collectively, the “Plans”). At its meeting on July 23, 2008, the Committee approved a form of amendment (the “Amendment”) to the Executive Incentive Plan Award Agreement for the 2005-2009 Performance Cycle (the “2005-2009 EIP Award Agreement”).
     These actions were taken with the intent of conforming the Plans and the 2005-2009 EIP Award Agreement to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and, in general, include (i) specifying that the timing of payments under the Plans and the Amendment must comply with Section 409A, (ii) clarifying when a “separation from service,” as such term is defined in Section 409A, occurs, and (iii) providing for a six-month delay in the payment of deferred compensation amounts due to any “specified employee,” as such term is defined in Section 409A.

     In addition to the foregoing Section 409A amendments, the Change in Control Severance Plan was amended (i) to conform the “good reason” definition to the definition in the Company’s employment agreements with its executives, and (ii) to provide that change in control payments be deposited in a rabbi trust so that the payments will be available to the participants in the event of a termination of employment after a change in control unless the Company becomes insolvent.
     The foregoing description of the amended and restated Plans and the Amendment does not purport to be complete and is qualified in its entirety by reference to the amended and restated Plans and the Amendment, copies of which are filed herewith as Exhibits 10.2 through 10.7 and are incorporated herein by reference.
     (iii) At its meeting on July 23, 2008, the Committee approved a revised form of Restricted Share Award Agreement (the “Restricted Share Award Agreement”), which sets forth the terms and conditions of awards of common shares under the Company’s 2006 Share Incentive Plan that are subject to vesting, restrictions on transfer and other incidents of ownership and forfeiture. The revisions include (i) the addition of a covenant prohibiting the hiring of employees of the Company by the grantee or any enterprise with which the grantee may ultimately become associated for 12 months following the termination of the grantee’s employment with the Company, and (ii) the addition of a provision allowing the Company to require the grantee to return to the Company both vested and unvested restricted shares evidenced by the revised Restricted Share Award Agreement in the event of the termination of the grantee’s employment for “Cause” (as defined in any employment or similar agreement between the Company and the grantee) or the grantee’s breach of the non-hire covenant described above or any covenant not to compete with the Company to which the grantee is or becomes subject.
     The foregoing description of the revised Restricted Share Award Agreement does not purport to be complete and is qualified in its entirety by reference to the revised Restricted Share Award Agreement, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.
     (iv) The Company’s proxy statement dated March 24, 2008 for the Annual General Meeting of Shareholders held on April 23, 2008 disclosed that the Committee in February 2008 asked management to engage a compensation consulting firm to assess the competitiveness of the compensation, including base salaries, of the Company’s named executive officers, and that any adjustments to compensation made as a result of that assessment were anticipated to be made retroactive to March 1, 2008. The Committee, at its meeting on July 23, 2008, approved new base salaries for the following named executive officers effective March 1, 2008:

James A. Krantz	$425,000
Michael E. Lombardozzi	$500,000
H. Elizabeth Mitchell	$475,000
Robert S. Porter	$500,000

In addition, the Committee determined that (i) the target for the annual incentive awards expected to be made in February 2009 to each of Mr. Krantz, Ms. Mitchell and Mr. Porter under the Amended and Restated Annual Incentive Plan for the 2009 calendar year will be increased to 100%, 125% and 125% of base salary, respectively, from their 2008 target of 75%, 100% and 100% of base salary, respectively, and (ii) the target for the incentive awards expected to be made in February 2009 to each of Mr. Krantz, Mr. Lombardozzi, Ms. Mitchell and Mr. Porter under the Amended and Restated Executive Incentive Plan for the award period starting on January 1, 2009 will be increased to 100% of base salary from their 2008 target of 75% of base salary.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     (a) At its meeting on July 24, 2008, the Board, upon the recommendation of the Audit Committee of the Board, approved an amended Code of Business Conduct and Ethics (the “Code”), which applies to all directors and employees of the Company and its subsidiaries, including the Company’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. The amendment reorganized and streamlined the Code by updating various provisions dealing with standards of conduct and by deleting certain provisions that dealt with specific areas of law.
     Among other revisions to the Code, the Code section entitled “Compliance with Laws” was expanded to include compliance with the Company’s policies and was renamed “Compliance with Laws and Platinum’s Policies.” The Code section entitled “Conflicts of Interest” was revised to make clear that it applies to directors in addition to employees and that reports must be made to the General Counsel of the Company, and to update the examples of potential conflicts of interest. The Code section entitled “Accuracy of Company Records and Accounting Procedures” was revised to deal more clearly with the requirement for accuracy of disclosure in filings with the Securities and Exchange Commission, among other matters. The amendment also clarifies the procedures for reporting possible violations of the Code.
     The foregoing description of the amended Code does not purport to be complete and is qualified in its entirety by reference to the amended Code, a copy of which is filed herewith as Exhibit 14.1 and is incorporated herein by reference. In addition, the amended Code is available on the Company’s website at www.platinumre.com. Information contained on the Company’s website is not part of this report.
Item 8.01. Other Events.
     On July 24, 2008, the Company issued a press release announcing that the Company had increased the authorized amount under its existing share repurchase program to a total of up to $250 million of its common shares. This represents an increase of approximately $46 million from the approximately $204 million remaining under the previous share repurchase program announced on April 23, 2008. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Employment Agreement dated July 24, 2008 between the Company and Michael D. Price

Exhibit 10.2	Platinum Underwriters Holdings, Ltd. Amended and Restated Share Unit Plan for Nonemployee Directors

Exhibit 10.3	Platinum Underwriters Holdings, Ltd. Amended and Restated Employee Severance Plan

Exhibit 10.4	Platinum Underwriters Holdings, Ltd. Amended and Restated Change in Control Severance Plan

Exhibit 10.5	Platinum Underwriters Holdings, Ltd. Amended and Restated Executive Incentive Plan

Exhibit 10.6	Platinum Underwriters Holdings, Ltd. Amended and Restated Executive Bonus Deferral Plan

Exhibit 10.7	Platinum Underwriters Holdings, Ltd. Amendment to EIP Award Agreement for the 2005-2009 Performance Cycle

Exhibit 10.8	Platinum Underwriters Holdings, Ltd. Restricted Share Award Agreement

Exhibit 14.1	Platinum Underwriters Holdings, Ltd. Code of Business Conduct and Ethics

Exhibit 99.1	Press release dated July 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
July 25, 2008	By:	/s/ Michael E. Lombardozzi
		Name:	Michael E. Lombardozzi
		Title:	Executive Vice President, General Counsel and Chief Administrative Officer

Exhibit Index

Exhibit
Number	Description
Exhibit 10.1	Employment Agreement dated July 24, 2008 between the Company and Michael D. Price

Exhibit 10.2	Platinum Underwriters Holdings, Ltd. Amended and Restated Share Unit Plan for Nonemployee Directors

Exhibit 10.3	Platinum Underwriters Holdings, Ltd. Amended and Restated Employee Severance Plan

Exhibit 10.4	Platinum Underwriters Holdings, Ltd. Amended and Restated Change in Control Severance Plan

Exhibit 10.5	Platinum Underwriters Holdings, Ltd. Amended and Restated Executive Incentive Plan

Exhibit 10.6	Platinum Underwriters Holdings, Ltd. Amended and Restated Executive Bonus Deferral Plan

Exhibit 10.7	Platinum Underwriters Holdings, Ltd. Amendment to EIP Award Agreement for the 2005-2009 Performance Cycle

Exhibit 10.8	Platinum Underwriters Holdings, Ltd. Restricted Share Award Agreement

Exhibit 14.1	Platinum Underwriters Holdings, Ltd. Code of Business Conduct and Ethics

Exhibit 99.1	Press release dated July 24, 2008